                                                                    EXHIBIT 25.3

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          -----------------------------

                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                  36-0899825
                                                (I.R.S. EMPLOYER
                                                IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS             60670-0801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0801
                             CHICAGO, ILLINOIS 60670
                    ATTN: JOHN R. PRENDIVILLE (312) 732-1830
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

WHITE MOUNTAINS INSURANCE GROUP, LTD.            FUND AMERICAN COMPANIES, INC.
 (EXACT NAME OF OBLIGOR AS SPECIFIED              (EXACT NAME OF OBLIGOR AS
           IN ITS CHARTER                        AS SPECIFIED IN ITS CHARTER)

                  BERMUDA                                  DELAWARE
     (STATE OR OTHER JURISDICTION OF           (STATE OR OTHER JURISDICTION OF
      INCORPORATION OR ORGANIZATION)            INCORPORATION OR ORGANIZATION)

               94-2708455                                    52-2272489
            (I.R.S. EMPLOYER                             (I.R.S. EMPLOYER
         IDENTIFICATION NUMBER)                       IDENTIFICATION NUMBER)

         80 SOUTH MAIN STREET                           ONE BEACON STREET
   HANOVER, NEW HAMPSHIRE 03755-2053            BOSTON, MASSACHUSETTS 02108-3100
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ADDRESS OF PRINCIPAL
                                                        EXECUTIVE OFFICES)

                       JUNIOR SUBORDINATED DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM  1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 1st day of November, 2001.

            BANK ONE, NATIONAL ASSOCIATION,
            TRUSTEE


            By /s/ John R. Prendiville
               John R. Prendiville
               First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                November 1, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

            In connection with the qualification of an indenture among White Mountains Insurance Group, Ltd., Fund American Companies, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                              Very truly yours,

                              BANK ONE, NATIONAL ASSOCIATION


                              By /s/ John R. Prendiville
                                 John R. Prendiville
                                 First Vice President

                                    EXHIBIT 7

                      Call Date: 03/31/01  ST-BK:  17-1630 FFIEC 031
                                                   Page RC-1

Legal Title of Bank:  Bank One, NA
Address:              1 Bank One Plaza, Ste 0303
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                              DOLLAR AMOUNTS IN THOUSANDS C400
                                                                                                          ----

                                                                              RCFD    BIL MIL THOU
ASSETS
 1. Cash and balances due from depository institutions (from Schedule         RCFD
    RC-A):                                                                    ----
    a. Noninterest-bearing balances and currency and coin(1) ............     0081       7,994,185         1.a
    b. Interest-bearing balances(2) .....................................     0071       1,910,093         1.b
 2. Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ........     1754               0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) .....     1773      23,762,627         2.b
 3. Federal funds sold and securities purchased under agreements to
    resell                                                                    1350      16,702,281         3.
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. LOANS AND LEASES HELD FOR SALE ...................................     5369         344,709         4.a
    b. LOANS AND LEASES, NET OF UNEARNED INCOME .........................     B528      82,078,753         4.b
    c. LESS: Allowance for loan and lease losses ........................     3128       1,928,789         4.c
    d. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE
       (ITEM 4.B MINUS 4.C) .............................................     B529      80,146,964         4.d
 5. Trading assets (from Schedule RD-D) .................................     3545       4,915,723         5.
 6. Premises and fixed assets (including capitalized leases) ............     2145         766,510         6.
 7. Other real estate owned (from Schedule RC-M) ........................     2150          10,983         7.
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ......................................     2130         396,660         8.
 9. Customers' liability to this bank on acceptances outstanding ........     2155         224,739         9.
10. Intangible assets
    a.  GOODWILL ........................................................     3163         455,924        10.a
    b.  OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M) ....................     0426           4,069        10.b
11. Other assets (from Schedule RC-F) ...................................     2160       3,800,668        11.
12. Total assets (sum of items 1 through 11) ............................     2170     141,439,135        12.

----------
(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.

                      Call Date: 03/31/01  ST-BK:  17-1630 FFIEC 031
                                                   Page RC-2

Legal Title of Bank:  Bank One, NA
Address:              1 Bank One Plaza, Ste 0303
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

SCHEDULE RC-CONTINUED

                                                                                     DOLLAR AMOUNTS IN
                                                                                         THOUSANDS
                                                                                         ---------
LIABILITIES
13. Deposits:                                                            RCON
    a. In domestic offices (sum of totals of columns A and C             ----
       from Schedule RC-E, part 1) .................................     2200            54,375,506      13.a
       (1) Noninterest-bearing(1) ..................................     6631            17,419,591      13.a1
       (2) Interest-bearing ........................................     6636            36,955,915      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and          RCFN
                                                                         ----
       IBFs (from Schedule RC-E, part II) ..........................     2200            32,455,591      13.b
       (1) Noninterest bearing .....................................     6631               763,957      13.b1
       (2) Interest-bearing ........................................     6636            31,691,634      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: .................................................     RCFD 2800        6,144,086      14
15. Trading liabilities (from Schedule RC-D ........................     RCFD 3548        3,957,785      15
16. OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND
    AND OBLIGATIONS UNDER CAPITALIZED LEASES)(FROM SCHEDULE RC-M ...     RCFD 3190       22,957,605      16
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ........     2920               224,739      18.
19. Subordinated notes and debentures ..............................     3200             3,861,811      19.
20. Other liabilities (from Schedule RC-G) .........................     2930             8,947,634      20.
21. Total liabilities (sum of items 13 through 20) .................     2948           132,924,757      21.
22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES .................     3000                    26      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..................     3838                     0      23.
24. Common stock ...................................................     3230               200,858      24.
25. Surplus (exclude all surplus related to preferred stock) .......     3839             5,493,189      25.
26. a. Retained earnings ...........................................     3632             2,827,092      26.a
    b. ACCUMULATED OTHER COMPREHENSIVE INCOME (3) ..................     B530                (6,787)     26.b
27. OTHER EQUITY CAPITAL COMPONENTS (4) ............................     A130                     0      27.
28. Total equity capital (sum of items 23 through 27) ..............     3210             8,514,352      28.
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28) ..................................     3300           141,439,165      29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the STATEMENT below that best                               -----------
    describes the most comprehensive level of auditing work performed for the                                       Number
    bank by independent external auditors as of any date during 1996 .............  RCFD 6724 ........  2      M.1
                                                                                                               -----------
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN ACCORDANCE WITH GENERALLY
    ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE
    REQUIRED BY STATE CHARTERING AUTHORITY)
4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.